EXHIBIT 10.3
THIRD AMENDMENT
TO THE
MADISON COUNTY BANK
DIRECTOR DEFERRED FEE AGREEMENT
DATED JULY 27, 2005
FOR
DANIEL L. TUNINK

THIS  THIRD AMENDMENT is adopted this 16th day of June, 2014, by and between Madison County Bank, a nationally-chartered savings association located in Madison, Nebraska (the “Bank”), and Daniel L. Tunink (the “Director”).

The Bank and the Director executed the Director Deferred Fee Agreement on July 27, 2005, effective as of January 1, 2005, a First Amendment on September 26, 2005, effective as of January 1, 2005, and a Second Amendment on June 18, 2007, effective January 1, 2005 (the “Agreement”).

The undersigned hereby amend the Agreement for the purpose of modifying the Director’s death benefit amount.  Therefore, the following changes shall be made:

    1.)   The following Section 1.17a shall be added to the Agreement immediately following Section 1.17:

             1.17a   “Projected Benefit” means the balance that would have accumulated in the Director’s Deferral Account at Normal Retirement Age
                                           if it is assumed that the Director: (1) continued to defer Fees at the same rate that the Director had been deferring Fees on the date of the Director’s death; and (2) the Director reached Normal Retirement Age.

    2.)   Section 5.1, “Death During Active Service,” shall be deleted in its entirety and replaced with the following:

            5.1            Death During Active Service.  If the Director dies while in active service to the Bank, the Bank shall pay to the Director’s Beneficiary an amount that is the greater of: a) the Deferral Account balance at the Director’s death; or b) the Projected Benefit.  This benefit shall be paid to the Beneficiary in one hundred eighty (180) equal monthly installments commencing with the month  following Director’s death.  The Bank shall continue to credit interest pursuant to Section 3.1.2 on the remaining account balance during any applicable installment period.

The Effective Date of this Amendment shall be the 1st of January, 2014.  To the extent that any term, provision, or paragraph of the Agreement is not specifically amended herein, or in any other amendment thereto, said term, provision, or paragraph shall remain in full force and effect as set forth in said Agreement.

IN WITNESS OF THE ABOVE, the parties hereto acknowledge that each has carefully read this Amendment, had the opportunity to consult with qualified legal counsel, and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

DIRECTOR:                                                                      BANK:
                                                                                             Madison County Bank

/s/ Daniel L. Tunink                                                        By         /s/ David J. Warnemunde
Daniel L. Tunink                                                              Title    President